Exhibit 99.1

Extension Closing Date For Stock Purchase Agreement

 July 11, 2012

This Extension incorporates by reference and supplements that Stock Purchase Agreement executed on February 29, 2012 (the "Agreement") and the Amended Agreement executed on June 1, 2012 (the "Amended Agreement") between Cedric Atkinson (the "Buyer") and David K. Ryan (the "Seller").

WHEREAS, The Amended Agreement stipulated that Buyer would complete the Closing by July 2, 2012.

WHEREAS, Seller agreed to extend the Closing Date by Thirty (30) days in exchange for Ten Thousand Dollars ($10,000.00) being added to the Purchase Price

WHEREAS, The parties acknowledge that a wire of Ten Thousand Dollars ($10,000.00) was sent to the Seller on July 10, 2012 in satisfaction of the above condition.

NOW THEREFORE, the parties agree as follows:

1. The deadline for the Closing shall be extended to August 11, 2012.

2. The Purchase Price shall be increased to One Hundred Forty Thousand Dollars ($140,000.00) and the parties acknowledge that Sixty Thousand Dollars ($60,000.00) of such amount has been paid to date.

3. The recitals shall be part of this Agreement and any capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

/s/ David Ryan	/s/ Cedric Atkinson
David Ryan	Cedric Atkinson